EXHIBIT 99.1

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	January 23, 2013

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Michael K. Schroering
Chairman of the Board & Chief Executive Officer
Phone: (630) 954-0400  Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Enterprises, Inc. Receives Notice Regarding NYSE MKT’s Continued Listing Standards

OAKBROOK TERRACE, IL, January 23, 2013 –  General Employment Enterprises, Inc. (NYSE MKT: JOB) (the “Company”) today announced that on January 17, 2013, the Company received a letter (the “Letter”) from NYSE MKT, LLC (the “NYSE MKT”) which stated , among other things, that the Company has failed to timely file its annual report with the SEC for its fiscal year ended September 30, 2012, and that the timely filing of this report is a condition to the Company’s continued listing on the NYSE MKT pursuant to Sections 134 and 1101 of the NYSE MKT’S Company Guide (the “Company Guide”).  The Letter further states that in order to maintain its listing, the Company must submit a plan (the “Plan”) to the NYSE MKT by January 31, 2013 advising of action the Company has taken or will take that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than April 17, 2013 (the “Plan”).

The Company intends to timely submit its Plan to the NYSE MKT and will continue to work diligently with its new independent registered public accounting firm to finalize the Company’s financial statements to enable the Company to file its annual report for its fiscal year ended September 30, 2012 prior to April 17, 2013.  If the NYSE MKT determines that the Company has made a reasonable demonstration of its ability to return to compliance with the continued listing standards, the NYSE MKT may accept the Plan and the Company would then be able to continue its listing during the Plan period, during which time the Company will be subject to periodic reviews by the NYSE MKT.  If the NYSE MKT does not accept the Plan, the Company will be subject to delisting proceedings.  If the Plan is accepted, but the Company is not in compliance with all the continued listing standards of the Company Guide by April 17, 2013, or if the Company does not make progress consistent with the Plan during the Plan period, the NYSE MKT may initiate delisting proceedings.  The Company may appeal a determination by the NYSE MKT to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.  There can be no assurance that the Company’s Plan will be accepted by the NYSE MKT, or that, if accepted, the Company will be able to successfully implement the Plan and return to compliance with the NYSE MKT’s continued listing standards within the required time period.

The Company’s common stock continues to trade on the NYSE MKT stock exchange under the symbol “JOB,” but will become subject to the trading symbol extension “.LF” to denote non-compliance with the NYSE MKT’s continued listing standards.

About General Employment

The Company provides contract and placement staffing services for business and industry, primarily specializing in the placement of information technology, engineering, agricultural and accounting professionals.  Effective November 1, 2010, the Company and its wholly-owned subsidiary, Triad Personal Services, Inc., an Illinois corporation, entered into an asset purchase agreement, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), and Thomas J. Bean, for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s Industrial services business.  DMCC and RFFG of Cleveland’s services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solution.  In August of 2011, the Company purchased certain assets of Ashley Ellis, LLC, a professional staffing and placement business.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.